EX-99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the
Sarbanes-Oxley Act
I, Richard F. Aster, Jr., President & CEO of Meridian Fund, Inc.® (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 2/26/10	/s/ Richard F. Aster, Jr.
Richard F. Aster, Jr., President & CEO
(principal executive officer)

I, Gregg B. Keeling, CFO & Treasurer of Meridian Fund, Inc.® (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 2/26/10	/s/ Gregg B. Keeling
Gregg B. Keeling, CFO & Treasurer
(principal financial officer)